EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB/A (the “Report”) of CrossPoint Energy Company (the “Company”) for the quarter ended December 31, 2006, each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of each of the undersigned's knowledge and belief:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 16, 2007	/s/ Daniel F. Collins
Daniel F. Collins, President and Chief Executive Officer

Dated: March 16, 2007	/s/ Margaret R. Coughlin
Margaret R. Coughlin, Secretary (Principal Financial Officer)